EXHIBIT 32

     In connection with the quarterly report of New Taohuayuan Culture Tourism Co., Ltd., (the "Company") on Form 10-Q for the quarter ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report") Cai Danmei, the Principal Executive and Financial Officer of the Company, certifies pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of her knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.


November 10, 2009                      By:  /s/ Cai Danmei
                                           -----------------------------------
                                           Cai Danmei, Principal Executive and
                                           Principal Financial Officer